UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2012

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, CA 92618

(Address of principal executive offices, including zip code)

(949) 753-0624

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 8.01.             Other Events.

On January 4, 2013, CombiMatrix Corporation (the “Company”) issued an aggregate of 4,164 shares of common stock to accredited holders of the Company’s Series A 6% Convertible Preferred Stock (the “Series A Stock”) as dividends accrued as of December 31, 2012 on the Series A Stock due under the Certificate of Designation of Preferences, Rights and Limitations of Series A 6% Convertible Preferred Stock of the Company (the “Certifcate of Designation”). In connection with the above-described dividends, the holders waived the conditions set forth in the Certificate of Designation relating to the dividend payments on the shares of Series A Stock such that the dividend payments could be made by the Company in shares of common stock under the Certificate of Designation. After the above-described issuance, the Company has 1,515,297 shares of common stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated: January 4, 2013	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer